EXHIBIT 23.1

                       Independent Auditors' Consent



The Board of Directors
Frozen Food Express Industries, Inc.


We consent to the use of our report dated February 28, 2003, with respect to the consolidated balance sheet of Frozen Food Express Industries, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 2002, incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas
June 30, 2003